EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2015-NXS2 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled there is that obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as Master Servicer on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Trust Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Trimont LLC, as Primary Servicer for the Stanford Research Park Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Stanford Research Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Stanford Research Park Mortgage Loan, BellOak, LLC, as Trust Advisor for the Stanford Research Park Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Stanford Research Park Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Stanford Research Park Mortgage Loan, Trimont LLC, as Primary Servicer for the Hotel Andra Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Hotel Andra Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hotel Andra Mortgage Loan, BellOak, LLC, as Trust Advisor for the Hotel Andra Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Hotel Andra Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Hotel Andra Mortgage Loan.

Dated: March 16, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)